EXHIBIT 99.1

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CORPORATE PARTICIPANTS

Jeff Lang CECO Environmental Corp. - CEO
Ray De Hont Met-Pro Corporation - President & CEO

CONFERENCE CALL PARTICIPANTS

Ajay Kejriwal FBR & Co. - Analyst
Rob Stone Cowen and Company - Analyst
Graham Maharg Loeb Capital - Analyst
Ed SwartzAnalyst
Steve Schorr Sidco & Co. - Analyst
Jerry SweeneyAnalyst
Albert Mayer MM Cap - Analyst
Dan Monk WCPO - Media
Johnny Reyna Imperial Capital - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the CECO Environmental to acquire with Met-Pro Corporation conference call. My name is Alex and I will be your operator today. At this time, all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this call is being recorded for replay purposes. And now I would like to hand over to Jeff Lang, CEO of CECO Environmental and Ray De Hont, CEO of Met-Pro Corporation. Go ahead, please.

Jeff Lang - CECO Environmental Corp. - CEO

Good morning, everyone. Thank you for joining us to discuss this morning's announcement regarding CECO entering into a definitive agreement to acquire Met-Pro Corporation. I'm pleased that Ray De Hont, the CEO and President of Met-Pro, will join me on the call today as we kick off our exciting business transaction.

Before we begin, we would like to caution investors regarding the forward-looking statements. Any statements made in today's presentation that are not based on historical fact are forward-looking statements. Such statements are based on certain estimates and expectations and are subject to a number of risks and uncertainties. Actual future results may vary materially from those expressed or implied by the forward-looking statements. We encourage you to the read the risks described in our SEC filings. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today.

Now, it is with great enthusiasm that I will discuss the announced definitive agreement to acquire Met-Pro Corporation. This acquisition marks an exciting and transformational step forward in our Company's history and stands to greatly enhance our position in the marketplace. Met-Pro is the leading global niche-oriented provider of product recovery/air pollution control technology, fluid handling and filtration solutions with broad exposure across multiple diverse end markets.

Additionally, Met-Pro, by virtue of its exceptional product portfolio and geographical footprint, is ideally positioned to meet the world's growing need for clean air and water, reduce energy consumption and improved operating efficiencies.

Since I began at CECO in 2010, I have watched our team here at CECO transform the business and position CECO for a better future. When I joined CECO, the business model was highly subject to market volatility and its end markets' cyclical trends. Margins were lower and there was significant room for improved continuity with respect to the platform and our family of companies as we strove towards achieving operational excellence.

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Over the past several years, CECO has embarked upon an aggressive plan to reduce cyclicality, particularly with respect to end markets, which experienced significant volatility, streamlining the business and improving margin performance. To that point, we have been extremely successful increasing margins -- gross margins and operating margins -- as well as EPS. We improved gross margins from 23% in 2010 to 31% in 2012 and operating margins from 3.6% to 12.4% and EPS from $0.15 to $0.65 over the same period.

Additionally, we have been very focused on building our base of recurring revenues, as well as expanding our global reach, in particular, China. Given what we have accomplished to date, we are now focused on, than ever, growing the top line organically, as well as through acquisitions.

To that point and as many of you know, the acquisition of Met-Pro constitutes our third strategic acquisition in the last four months. We recently completed two excellent tuck-in acquisitions with Adwest Technologies and Aarding Thermal Acoustics.

In December 2012, we acquired Adwest Technologies, a leading manufacturer of regenerative thermal oxidizers and volatile organic compound abatement systems. In March, we successfully completed the acquisition of Aarding, a global manufacturer, supplier and technology leader of natural gas turbine exhaust systems and silencer applications.

While these applications and acquisitions have contributed tremendous strategic value, we believe that the acquisition of Met-Pro will be truly transformative. Moreover, it stands to reaffirm our commitment to growth, to our strategic objective of further consolidating the air pollution control technology sector and to maximize value for all our shareholders.

Pursuant to the terms of the definitive agreement, CECO will acquire each issued and outstanding share of Met-Pro common stock for $13.75 per share, which represents a 43% premium to Met-Pro's share price one day prior to announcement. The consideration includes $7.25 per share in cash, $6.50 per share in CECO common stock.

With regards to the stock component of the consideration, the number of CECO shares to be issued to Met-Pro shareholders is calculated using a fixed price floating exchange ratio subject to a collar based upon the volume weighted average trading price of CECO common stock for the 15-day period ending on the date immediately preceding the signing of the agreement. Similarly, the 15-day VWAP will be utilized prior to closing to calculate the final share issuance amounts.

Additionally, I would like to add that the transaction is being supported by a highly favorable flexible financing from Bank of America that will provide us with the significant liquidity, as well as comfort in facilitating our ability to grow while maintaining a low leverage profile.

I will note that the Board of Directors of each CECO and Met-Pro has unanimously approved the transaction and that the completion of the transaction will be subject to the approval of the stockholders of both CECO and Met-Pro.

Having touched briefly on the terms of the acquisition, let me now take a moment to address why we consider -- what we consider to be among the key merits of the combination. First, the combined entity is expected to create a clear market leader of scale within the air pollution control and product recovery technology sector. We call it the premier platform in our space. The space continues to be highly fragmented and ripe with acquisition opportunities to support future acquisition growth. Our combined platform will be ideally positioned to execute on future industry consolidation due to our enhanced size, balance sheet strength, flexibility and improved cash flow generation profile.

Secondly, the acquisition of Met-Pro will dramatically expand our customer breadth and depth. Currently, Met-Pro serves over 8000 customers, including multiple Fortune 1000 companies, with no single customer constituting more than 10% of sales and with the top 10 customers contributing less than 25% of sales.

Combined, CECO will have access to over 11,000 active customers globally and a significantly enhanced platform with which to drive cross-selling revenue-generation initiatives. Our highly technical salesforce will be able to quickly bring to bear CECO's full product, strength and services to the entirety of our expanded customer base. Further, the combination will be extremely positive from a product and end-market standpoint. The acquisition of Met-Pro improves CECO's strength in complementary areas such as filtration of VOC emissions, fumes and industrial odors, ventilation systems, dust collection, catalytic reduction, process and pollution control equipment and parts, while expanding our depth into new competencies core to Met-Pro, including purification of water and harsh corrosive liquid applications, fluid handling and proprietary chemicals for the treatment of municipal and industrial water systems.

To this end, Met-Pro will increase our end-market exposure into areas such as food processing, pharmaceuticals, government and municipalities. In turn, this will diversify our end-market exposure and act as a natural hedge against traditional cyclicality founded in chemical, utility, petrochemical and large industrial manufacturing end markets.

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In addition to improving our product depth and customer and end-market diversification, the acquisition will help expand our already sizable installed base, as well as our geographic footprint, particularly with respect to emerging markets such as China.

With respect to our pro forma geographic footprint, Met-Pro will add seven core manufacturing facilities to our global footprint of five core manufacturing sites, including five in North America, one in Europe, one in China. The two global facilities will be critical to our ability to access not only European markets, but as well as further penetrating our commitment to China, India and other fast-growing Asian markets.

China stands as a tremendous opportunity for air pollution control technology and we are excited with the Met-Pro acquisitions to go after that business further. The acquisition of Met-Pro will bring us closer than ever to our customers with enhanced ability to provide them with market-leading products and service solutions.

Finally, the acquisition of Met-Pro is an exceptional opportunity to bring together and leverage the strengths of two world-class industry-leading management teams. Ray De Hont and his team and employees will contribute tremendous industry expertise and trade knowledge that stands to benefit the entire combined platform. We are thrilled that Ray and Neal Murphy will be on board. Ray as COO and Neal Murphy as Chief Financial Officer respectively. With that, would you like to make a few comments, Ray?

Ray De Hont - Met-Pro Corporation - President & CEO

Yes, Jeff. Thank you, Jeff and good morning, everyone. I strongly echo Jeff's enthusiasm regarding the definitive agreement for CECO to acquire Met-Pro Corporation. This is truly a combination in which the whole will be much greater than the sum of the parts. I am confident that this combination will lead to increased growth and profitability, well beyond what could have been achieved by either company on a stand-alone basis.

The market synergies, the expanded global footprint, the diversification of product platform and the cost-effective efficiencies associated with combining two smaller public companies are just a few of the compelling drivers behind this combination. Further, the strong financial position of the combined company will enable continued expansion and market leadership in our chosen markets.

Under Jeff's exceptional leadership over the past few years, the CECO team has accomplished a great deal in transforming their business to generate very impressive growth, profitability and shareholder value creation and Neal Murphy and I are very excited to join the CECO leadership team. Jeff?

Jeff Lang - CECO Environmental Corp. - CEO
Thank you, Ray. To further highlight the key strategic takeaways, let me summarize by saying that the combined business will result in the industry's leading global one-stop shop with the capability to provide end-to-end air pollution control solutions in an environment where customers are increasingly demanding more solutions from fewer vendors and fewer providers. This extends from our ability to design fully integrated and custom first fit solutions to our sustained aftermarket support through market-leading parts and components. As such, we will be uniquely positioned to capitalize on fast-growing end markets and secular trends supported by increasingly stringent levels of air pollution control regulation globally, increasing global energy demand, emerging market dynamics and most notably in China and India and a low-cost natural gas environment, which is driving new plant construction in the US and globally.

In addition to the overwhelming strategic merit of this acquisition, CECO stands to benefit tremendously from a financial perspective as well. We believe the pro forma company will realize significant synergies, enhanced top-line performance, improved gross and EBITDA margin and significant EPS accretion. We expect to realize approximately $9 million in cost synergies by the end of 2014, as well as benefits from significant cross-selling revenue generation and geographic opportunities, which can result in additional upside.

Furthermore, one of the additional benefits of this transaction is Met-Pro brings a significant amount of unencumbered real estate. We believe such real estate can be monetized through potential sale-leasebacks, providing a source of additional liquidity and bringing Met-Pro in alignment with our asset-light strategy. We believe such incremental liquidity can be used to fund organic growth initiatives, including acquisitions or repayment of debt.

So in closing, we are very excited about the acquisition of Met-Pro and for the extremely positive outlook our combined businesses possess going forward. We hope that this overview has helped to reinforce our Company's vision, strength and robust growth prospects as our team continues to execute on our stated initiatives and acquisition integration objectives.

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To supplement this overview, we will be filing a short investor presentation on the transaction that highlights the key strategic rationale and benefits of the deal for the combined shareholder base. We thank you and we would now like to open it up for any questions you may have.

QUESTION AND ANSWER

Operator

(Operator Instructions). Ajay Kejriwal, FBR Capital Markets.

Ajay Kejriwal - FBR & Co. - Analyst

Thank you, good morning.

Jeff Lang - CECO Environmental Corp. - CEO

Hey, good morning, how are you?

Ajay Kejriwal - FBR & Co. - Analyst

Good, congratulations, very nice complementary deal and Ray and Neal, welcome to CECO.

 Ray De Hont - Met-Pro Corporation - President & CEO

Thank you.

Ajay Kejriwal - FBR & Co. - Analyst

So maybe if I can start with -- you talked about synergies of $9 million in costs. So some color on how much of that is just public company costs being taken out versus others. And then maybe talk a little bit about the potential for revenue synergies, what would be the big broad areas there?

Jeff Lang - CECO Environmental Corp. - CEO

Thanks, Ajay. No, synergies, that is a broad subject and we have been working on that for awhile. There is public company expenses, there is plant optimizations, there are things that we could manufacture that currently Met-Pro subcontracts. There is a host of things with the headquarters and such.

Regarding the revenue side, we think first and foremost putting the two large air pollution control businesses together provides the best engineered toolbox for our salesforce to take to market. So we think our sales teams, by having the broadest expansion of solutions, will generate revenues.

The second piece is in China. We have a very large, a very significant footprint in China. We now can introduce many of the outstanding Met-Pro products into China. We can sell them through our sales engineering organizations. We can fabricate them in China, as well as consolidate our two businesses.

At the same time, our global footprint provides some significant sales and fabrication opportunities and more importantly, this puts us in building the premier platform and the air pollution control technology and product recovery space, as well as some of the other strong divisions we have. So this will position us for significant growth domestically and globally and will be the best-in-class -- provide the best-in-class provider in our space.

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Ajay Kejriwal - FBR & Co. - Analyst

Excellent. So that $9 million, is the bulk of that public company costs or do you have some manufacturing rationalization also in there?

Jeff Lang - CECO Environmental Corp. - CEO

Yes, I mean there is headquarters costs, there is manufacturing synergies, there is plant optimizations, there is a host of things that go into that $9 million, as well as the typical public company stuff.

Ray De Hont - Met-Pro Corporation - President & CEO

Ajay, I would like to add a little bit to what Jeff had said as far as the global footprint and so forth. During our conference calls, Met-Pro's conference calls, I have stated many times that one of the key things for growth in our products was the global footprint, to have people on the ground in the areas where we have opportunities to penetrate the markets that we are strong in domestically. This gives us that opportunity, not just for the product recovery/pollution control side, but the liquid side of our business -- the pump side, the filtration side. There are some very good synergies there from the revenue side that are provided from this merger and we look forward to that end of the business also growing as a result of this merger.

Jeff Lang - CECO Environmental Corp. - CEO

Yes, we can talk further on that off-line, but there is duplicative public company expenses, there is noncore real estate, there is plant optimizations and then there is also the concept of we think we can run one larger company more efficient than two smaller companies. There is the plant optimization. We do quite a bit of external subcontracting and we think blending Met-Pro's plants with CECO's plants is going to have a favorable output from a synergy perspective.

Ajay Kejriwal - FBR & Co. - Analyst

Excellent. Those are all good points. And then, Jeff, you mentioned real estate and things you could do with that. Maybe any rough sense on the size of the liquidity that could be generated at some point?

Jeff Lang - CECO Environmental Corp. - CEO

Well, we have hired a real estate consultant to take a look at that and we believe we could be north of $20 million if we were to monetize that, sell it and have a leaseback arrangement with those current facilities and that is something we are looking at doing in the first 12 months of the transaction.

Ajay Kejriwal - FBR & Co. - Analyst

Good. And then maybe one last one from me on the transaction. So there is a collar. Any color on that in terms of what's the range on that collar?

Jeff Lang - CECO Environmental Corp. - CEO

Yes, we are filing the merger agreement today. You will see that, you'll see the related documents, the transaction agreement. And all that information will be put on the -- will be filed today. There will be an investor presentation that will be attached to that. So I think you will have everything you need by tomorrow.

Ajay Kejriwal - FBR & Co. - Analyst

All right, sounds good. Thank you very much.

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Operator

Rob Stone, Cowen and Company.

Rob Stone - Cowen and Company - Analyst

Good morning, gentlemen. Let me add my congratulations as well.

Jeff Lang - CECO Environmental Corp. - CEO

Hey, good morning, Rob. Thank you.

Rob Stone - Cowen and Company - Analyst

First a quick one, Jeff, what do you expect is going to be the cost of the debt that you are using to fund the cash portion?

Jeff Lang - CECO Environmental Corp. - CEO

The funding is coming from Bank of America. Our base rate is LIBOR plus 175 to 200 basis points. It is a very attractive rate, it is a very flexible financing package and quite honestly, we hit perfect timing with the rate, very favorable.

Rob Stone - Cowen and Company - Analyst

Okay. And I wonder if you could comment a little bit on Met-Pro's competitive position, marketshare ranking in its relevant markets and how you think competitors may react, if at all, to this combination.

Jeff Lang - CECO Environmental Corp. - CEO

Well, first off, Met-Pro has premier products and technology and the niches that they play in, they are in the top one, two or three place. So they are in a good place, they are good margins, their brands go back decades with premier reputations. The [Flexall], the Flex-Kleen, the Duall, the Strobic Air, the global pump solutions, the Fybroc, just premier brands and they are in good positions where they play.

Ray De Hont - Met-Pro Corporation - President & CEO

Rob, I would like to add to that also as far as there is very little overlap between the CECO markets and the Met-Pro markets. However, there is a lot of compatibility with the products. So it is an opportunity to be able to take our products and push them through the CECO sales organization and vice versa. We don't come up against them as a competitor that often. So there is a lot of upside from that.

Jeff Lang - CECO Environmental Corp. - CEO

Yes, that is one of the premier attractivenesses of this combination, Rob, is our sales engineers can now provide almost 2X the portfolio in front of their customer with premier brands with zero cannibalization. So it is an outstanding combination.

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Rob Stone - Cowen and Company - Analyst

Okay. So looking at the Met-Pro business inside the framework that you have been using to discuss CECO, you have engineered equipment and then you have parts and service, sort of the recurring portion that you have had a strategic focus on building. Can you say, Ray, how Met-Pro's business splits along those lines? How much is new equipment versus recurring revenue in parts and service?

Ray De Hont - Met-Pro Corporation - President & CEO

Recurring revenue is probably around 35%, I believe it is and that includes our parts and consumables type businesses. So it's roughly 65/35 and the thing that really is attractive here is that CECO has a very strong service type business whereas we are in the infancy stage of that. So that service business, along with our parts and aftermarket, there is a lot of compatibility there that can drive that recurring type business.

Rob Stone - Cowen and Company - Analyst

Okay. And finally, Jeff, do you have a sense of how the combination may change your effective tax rate?

Jeff Lang - CECO Environmental Corp. - CEO

We haven't studied that too much; however, it should be consistent. We have got a bigger element in China now with adding Met-Pro's portfolio into China, driving more revenues in Asia, which has a significantly lower tax rate. That should lend itself some favorableness towards the effective tax rate. We both have businesses in the Netherlands. We plan to grow those.

So I am not anticipating significant changes. But as we grow the China side of the business, the tax rate should come down and we are also applying for R&D technology tax rates in China that is being evaluated now that would move us to a lower effective tax rate. So our ambition is to bring it down.

Rob Stone - Cowen and Company - Analyst

I apologize. I said final, but the last question that occurs to me is are there any regulatory hurdles or other things besides the necessary shareholder approvals?

Jeff Lang - CECO Environmental Corp. - CEO

Rob, normal process stuff for regulatory. I think this is a huge win for our shareholders. We are going through normal closing regulatory processes, SEC review and comments and of course, the proxy shareholder vote. So all very typical.

Rob Stone - Cowen and Company - Analyst

Okay, thanks very much.

Operator

[Graham Maharg], Loeb Capital.

Graham Maharg - Loeb Capital - Analyst

Yes, hi, guys. Thanks for taking my question. I just have -- I didn't see anything in the press release on timing. Any thoughts there, sort of third quarter, fourth quarter type timing?

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Jeff Lang - CECO Environmental Corp. - CEO

Yes, we have been studying that quite a bit and as you know, this is going through the normal regulatory processes and the waiting period and the proxy voting. We are anticipating the transaction to close in Q3.

Graham Maharg - Loeb Capital - Analyst

Q3, okay. And then just sort of on the background of -- I mean was this, I don't know, the materialization of any process or was this sort of came together just you guys talking about it exclusively? Sort of how did that come about?

Jeff Lang - CECO Environmental Corp. - CEO

How did the merger come about?

Graham Maharg - Loeb Capital - Analyst

Right.

Jeff Lang - CECO Environmental Corp. - CEO

Well, actually, we are the strong players in the space and Ray and I have been talking for a couple of years now and actually Phil DeZwirek, who has strategically put a lot of the technology businesses together at CECO, had this as a priority on his strategic list. So we have been focused on this for quite some time.

Ray De Hont - Met-Pro Corporation - President & CEO

Jeff and I probably know each other's businesses better than we know our own. (multiple speakers).

 Graham Maharg - Loeb Capital - Analyst

That's good because you are going to be working with each other, so that is good. Thanks, guys. I appreciate it.

Jeff Lang - CECO Environmental Corp. - CEO

You are welcome. Thank you.

Operator

[Ed Swartz].

Ed Swartz Analyst

Good morning. Can you hear me?

Ray De Hont - Met-Pro Corporation - President & CEO

Yes we can, Ed.

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Jeff Lang - CECO Environmental Corp. - CEO

Good morning, Ed.

Ed Swartz Analyst

Good morning. How will this affect your dividend at CECO? Your shareholder -- the dividend to shareholders?

Jeff Lang - CECO Environmental Corp. - CEO

We plan to continue paying a dividend and the actual rate of that will be evaluated in the future.

Ed Swartz Analyst

Okay. Thank you.

Operator

[Steve Schorr], [Sidco & Co.]

Steve Schorr - Sidco & Co. - Analyst

Hey, guys, how are you doing?

Jeff Lang - CECO Environmental Corp. - CEO

Good morning. How are you, Steve?

Steve Schorr - Sidco & Co. - Analyst

Good. Minus the public company costs and maybe even the real estate costs and things like that, how quickly can we expect to see some of those operating synergies?

Jeff Lang - CECO Environmental Corp. - CEO

Well, that would depend on when we close. When we were studying this several months ago, we were thinking if we were able to close in mid-2013, potentially a third of the synergies could be picked up in 2013 and two-thirds in 2014. But I think the simple answer is we hope we can pick up the fullest of synergies by the and of 2014.

Steve Schorr - Sidco & Co. - Analyst

Okay. All right, thanks.

Operator

Jerry Sweeney.

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Jerry Sweeney Analyst

Hi, guys. Are you there this time?

Jeff Lang - CECO Environmental Corp. - CEO

Yes.

Ray De Hont - Met-Pro Corporation - President & CEO

Yes, we are here, Jerry.

Jerry Sweeney Analyst

I must have been having some phone problems. Sorry. I wanted to talk a little bit more about, on the revenue generation side. Looking at it, I mean there is obviously a one plus one equals two, but just looking at CECO's revenue line the last couple quarters, we will say the last six or so quarters, revenue has been somewhat stagnant. And Ray, I know on the product recovery/pollution control side, that has been a little bit of a challenge on the profitable -- consistency on the profitability side.

I mean can you give a little bit more detail as you put these two companies together what could accelerate growth? I mean you did talk about merging the two platforms, China, different products, but is there something more out there that we could look for that is really going to maybe take it up to the next step?

Jeff Lang - CECO Environmental Corp. - CEO

Well, I think the demand for air pollution control technology is increasing domestically and in Asia. We also have a pretty solid footprint in India. There is things that we can do combined that we couldn't do separately. Ray has some outstanding engineered equipment, I will just say Strobic Air technology, that's designed to remove fumes and odors and emissions from facilities. We now, joining forces, have the ability to install those systems for Ray. And that is just one productline. We could take that to three or four productlines of Ray's. So there is a sales revenue synergy we can talk about.

I think putting our sales engineers in front of customers with a host of engineered products now, additional engineered products will drive revenues for us. Again, I think introducing three or four more products into our China framework will drive revenues and at the same time, you mentioned we have had some flatness in some of our revenues. We have also been doing -- have done some pruning as well to drive the operating margin. But I think the revenue piece is going to be quite exciting. Over the last three years, we said we want to grow 15% a year top line, a portion of that organically and a portion of that inorganically through acquisitions. So we are pretty confident about the organic side. Also, we happen to be in a very fragmented universe. So there is hundreds and hundreds of opportunities to do bolt-on acquisitions that would fit our core competencies.

Ray De Hont - Met-Pro Corporation - President & CEO

Jerry, I think the other thing is as far as we have made a lot of significant progress at Met-Pro as far as getting into the engineering houses, the large engineering houses. And with this toolbox now that we have of additional items, the CECO and the Met-Pro, it gives you more opportunity with these large engineering companies.

The other thing is the core is the air pollution control/product recovery portion of the business, but Jeff and I were just talking this morning. I asked him the question, I said you are pretty big in the asphalt market, aren't you and he said absolutely. Well, when you look at the asphalt market, our hot oil pumps are used in that market. So now you have got a market on the air side, as well as the fluid handling side and where you can take the relationships and build off of those to grow a particular market. And there is a lot of other markets with similar type traits. So those are things that really excite us.

Jeff Lang - CECO Environmental Corp. - CEO

Yes, excellent point, Ray. The last comment I would make is we just acquired Aarding, which is a global leader in the natural gas technology of downstream systems. We had one-month performance with Aarding in March; that has been excellent. So going forward, we are going to see -- we are going to have a lot of revenue pickup from the Aarding and the EFFOX group globally into the natural gas sector. So we have got a few things that are going to help us drive organic growth.

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Jerry Sweeney Analyst

Okay, and then, Ray, you mentioned the pump side. I mean what is the view of that? I mean obviously in the Met-Pro portfolio, that is sort of the crown jewel. Excellent operating margins, very good on the consistency side, niche, but obviously that will become a much smaller piece of a larger pie. But is this a view of maybe a second platform or I wanted to see what the thoughts were on the combined basis?

Jeff Lang - CECO Environmental Corp. - CEO

Not at all, not at all. We see the air pollution control and product recovery as one of our large core businesses. But the pump group is something we are very excited about. We are going to grow it, we are going to grow it organically. We are going to do some potentially bolt-on acquisitions. It is a premier business. We have stellar management leading that group and we are going to keep investing in that so it grows and becomes a much larger part of the new organization.

Jerry Sweeney Analyst

Okay, I apologize. I didn't mean secondary; I meant like a second platform as maybe a second area of growth.

Jeff Lang - CECO Environmental Corp. - CEO

Sure. No, no, I understand.

Ray De Hont - Met-Pro Corporation - President & CEO

Jerry, let's not forget Jeff has an advanced amount of experience in the pump industry having worked with Ingersoll-Rand. So it is not something that is unknown to Jeff and I think putting our minds together, along with the management team that we have with fluid handling, it can be very exciting and we can use the global locations to really drive and penetrate that business. So we are not dealing with a team that doesn't have knowledge of that market from both sides.

Jeff Lang - CECO Environmental Corp. - CEO

Yes, that is correct, Ray. The fluid handling business is going to be part of our core. It provides cross-selling synergies, customer synergies. The margins are terrific and we think we can do some -- we can grow it organically and we're going to do some bolt-ons to keep fueling that business for the new company.

Jerry Sweeney Analyst

Got it. Okay. And then from a valuation standpoint, any way you can give us maybe a little walkthrough how you got to $13.75 or $210 million? Obviously, there is probably $3.50 to $4 worth in cash and real estate on a combined basis, but maybe little thoughts on how you got to your number?

Jeff Lang - CECO Environmental Corp. - CEO

You will see some of that in the documents we file to give you a little more color around that. But we found that to be a very attractive price for the new company and at the same time, it was probably in the $11 multiple range, but we are doing this transaction to be the premier company in our sector. We view it as a growth engine. We view it as what we can do globally and domestically. We believe we can run the Company more efficiently combined versus separately. So we have a very positive outlook on it. And everything we've done from an accretion perspective -- all the formulas, all the things we have done with Jefferies, all the things we have done with our Board -- everywhere you look at it with and without synergies, it is extremely accretive to our shareholders from an operating margin and an earnings perspective.

Jerry Sweeney Analyst

Okay, great. I appreciate it.

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Operator

[Albert Mayer], [MM Cap].

Albert Mayer - MM Cap - Analyst

Hi, congratulations, guys, on this transaction. Just wondering so will Met-Pro shareholders be receiving the second-quarter dividend?

Jeff Lang - CECO Environmental Corp. - CEO

Yes.

Albert Mayer - MM Cap - Analyst

Okay, that is one. The other thing is can you explain this collar and the range of the collar? I know you said you are going to be filing it later, but it would be great to know what the terms are now. I mean we are in a public forum.

Jeff Lang - CECO Environmental Corp. - CEO

Albert, what we would like to do is we have put a lot of work on the collar. It is part of the related documents that CECO and Jefferies have worked rigorously on and we are filing that today. We would like you to -- we would like to direct the research analysts to the those documents so you have the clarity and everyone has it at the same time. So that is our message on the merger agreement and the collar.

Albert Mayer - MM Cap - Analyst

What will the range be on CECO's stock price? Can you just provide the range?

Jeff Lang - CECO Environmental Corp. - CEO

Yes, 15% each way.

Albert Mayer - MM Cap - Analyst

From yesterday's close or from Friday's close?

Jeff Lang - CECO Environmental Corp. - CEO

15-day average.

Albert Mayer - MM Cap - Analyst

Okay, so, sorry, 15% each way from the $11.12 price?

Jeff Lang - CECO Environmental Corp. - CEO

You need to refer to the related documents. We don't want to get into that today.

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Albert Mayer - MM Cap - Analyst

Got it. Okay. And that will be for the 15-day view [app] prior to close. Now you are expecting to close in Q3?

Jeff Lang - CECO Environmental Corp. - CEO

Right.

Albert Mayer - MM Cap - Analyst

Great.

Jeff Lang - CECO Environmental Corp. - CEO

Yes.

Albert Mayer - MM Cap - Analyst

Okay, thank you.

Operator

Dan Monk, WCPO.

Dan Monk - WCPO - Media

Hi, gentlemen. I am wondering if you can tell me what will be the job impact in Cincinnati for this transaction?

Jeff Lang - CECO Environmental Corp. - CEO

What do you mean?

Dan Monk - WCPO - Media

Well, how many employees do you have here? Is the headquarters going to grow? As you consolidate headquarters, will it accrue to Cincinnati's benefit?

Jeff Lang - CECO Environmental Corp. - CEO

Yes, good question. We have about 20 employees here in Cincinnati and we also have several options of where we can have our headquarters -- Cincinnati or Harleysville. And actually, Ray and I haven't finished evaluating that. We have several options for where the headquarters will be or potentially administrative offices. So we are still working on that. We probably have several months before the close, so we will have all that buttoned up before the closing of the transaction.

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Dan Monk - WCPO - Media

Okay. How big will the combined enterprise be once you consolidate headquarters?

Jeff Lang - CECO Environmental Corp. - CEO

In terms of what?

Dan Monk - WCPO - Media

Employees and well, really impact?

Jeff Lang - CECO Environmental Corp. - CEO

We haven't sorted out all those details. We know the combined pro forma of the three entities -- CECO, our acquisitions and Met-Pro -- are in the $286 million revenue and $40 million EBITDA from pro forma 2012. But in terms of the actual headcount, we haven't defined that as of yet.

Dan Monk - WCPO - Media

And this is the third acquisition this year --

Jeff Lang - CECO Environmental Corp. - CEO

Right.

Dan Monk - WCPO - Media

Were the two queuing up this one or what is the grand strategy? Are there more to come?

Jeff Lang - CECO Environmental Corp. - CEO

Well, right now, we are in really good shape. We plan to close on the Met-Pro transaction here in Q3. We are very excited about the Aarding and Adwest Technology acquisitions and our plan is to make sure we have a good growth trajectory for them globally and domestically and to move to close on the Aarding -- the Met-Pro transaction. So that is the near term.

Dan Monk - WCPO - Media

Great. Thank you.

Jeff Lang - CECO Environmental Corp. - CEO

I think, Alex, was going to -- we will take one more caller, please and then we will wind down.

Operator

[Johnny Reyna], Imperial Capital.

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Johnny Reyna - Imperial Capital - Analyst

Congrats on the deal, guys. All my questions have been answered. I appreciate it. Thanks.

Jeff Lang - CECO Environmental Corp. - CEO

Great. Thank you very much. Thank you all very much for joining the announcement today and the CECO call -- CECO and Met-Pro call. We look forward to working with you in the future.

Operator

Thank you for your participation today. This concludes your presentation. You may now disconnect. Good day.

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